Exhibit 99.3

THE SANDS REGENT

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months ended September 30,
	2006	2005
	(in thousands except per share data)
Operating Revenues
Gaming	$14,215	$13,420
Lodging	3,458	3,187
Food and beverage	3,541	3,046
Fuel and convenience store	6,418	5,964
Other	494	503
Gross revenues	28,126	26,120
Less promotional allowances	2,262	1,988
Net revenues	25,864	24,132

Operating Expenses
Gaming	5,621	5,293
Lodging	1,119	1,074
Food and beverage	2,331	2,079
Fuel and convenience store	6,128	5,738
Other	205	165
Maintenance and utilities	1,833	1,575
General and administrative	4,292	3,382
Depreciation and amortization	1,935	1,650
Loss (gain) on disposition of property and equipment	10	(9)
	23,474	20,947
Income from operations	2,390	3,185
Interest expense, net of capitalized interest	(662)	(428)
Income before income tax provision	1,728	2,757
Income tax provision	(660)	(933)
Net income	$1,068	$1,824

Net Income Per Share
Basic	$0.15	$0.26
Diluted	$0.14	$0.24

Weighted Average Shares Outstanding
Basic	7,140	6,996
Diluted	7,695	7,459

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE SANDS REGENT

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	June 30,
	2006	2006
	(in thousands except per share data)
ASSETS
Current Assets
Cash and cash equivalents	$7,606	$6,774
Accounts receivable, net	1,714	1,141
Inventories	622	669
Federal income tax receivable	—	343
Prepaid expenses and other current assets	1,988	2,211
Total current assets	11,930	11,138
Property and Equipment
Land	14,576	14,576
Buildings and improvements	47,604	47,243
Equipment, furniture and fixtures	33,439	32,470
Leasehold improvements	178	178
Construction in progress	3,487	1,055
Total property and equipment	99,284	95,522
Less accumulated depreciation and amortization	50,214	48,502
Property and equipment, net	49,070	47,020
Other Assets
Goodwill	33,295	33,295
Other intangibles	11,999	12,031
Other	865	922
Total other assets	46,159	46,248
Total assets	$107,159	$104,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	4,593	4,726
Accrued salaries, wages, and benefits	2,636	2,521
Other accrued expenses	1,877	1,987
Federal income tax payable	59	—
Deferred federal income tax liability	233	235
Current maturities of long-term debt	4,472	4,338
Total current liabilities	13,870	13,807
Long-term debt	26,315	25,110
Deferred federal income tax liability	2,960	2,700
Total liabilities	43,145	41,617
Stockholders’ Equity
Common stock; $0.10 par value; 20,000,000 shares authorized; shares issued and outstanding: 9,559,801 at September 30, 2006 and 9,529,391 at June 30, 2006	956	953
Additional paid-in capital	28,236	28,082
Retained earnings	57,180	56,112
	86,372	85,147
Treasury stock; at cost; 2,403,000 shares	(22,358)	(22,358)
Total stockholders’ equity	64,014	62,789
Total liabilities and stockholders’ equity	$107,159	$104,406

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE SANDS REGENT

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months ended September 30,
	2006	2005
	(in thousands)
Operating Activities
Net income	$1,068	$1,824
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,935	1,650
Loss (gain) on disposal of property and equipment	10	(9)
Amortization of debt issuance costs	53	—
Share-based compensation expense	177	134
Changes in operating assets and liabilities:
Accounts receivable	(573)	(171)
Inventories	47	34
Prepaid expenses and other current assets	223	(197)
Other assets	9	79
Accounts payable	1,390	(131)
Accrued expenses	(16)	1,441
Federal income taxes payable/receivable	402	(36)
Deferred federal income taxes	258	195
Net cash provided by operating activities	4,983	4,813
Investing Activities
Investment in property and equipment	(5,484)	(1,902)
Net cash paid for wholly owned subsidiary	—	(10,317)
Proceeds from sale of assets	3	5
Net cash used in investing activities	(5,481)	(12,214)
Financing Activities
Payments on long-term debt	(2,270)	(2,273)
Issuance of long-term debt	3,600	11,150
Net cash provided by financing activities	1,330	8,877
Net increase in cash and cash equivalents	832	1,476
Cash and cash equivalents, beginning of period	6,774	3,272
Cash and cash equivalents, end of period	7,606	4,748
Supplemental disclosure of cash flow information
Interest paid, net of capitalized interest	659	374
Federal income taxes paid	$—	$774
Supplemental disclosure of non-cash investing and financing activities
Property and equipment acquired by accounts payable	$878	$130
Issuance of common stock to acquire subsidiary		551
Fair value of assets acquired and liabilities assumed in business combinations
Current assets, net of cash acquired		234
Property and equipment		6,131
Intangibles		4,515
Current liabilities		(12)
Common stock issued		(551)
Cash paid, net of cash acquired		$10,317

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NOTE 1—BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of The Sands Regent (the “Company”) and its wholly-owned subsidiaries: Zante, Inc. (“Zante”), Last Chance, Inc. (“Last Chance”), Plantation Investments, Inc. (“Plantation”), and Dayton Gaming, Inc. (“Dayton”).  The Company and its subsidiaries are incorporated in Nevada.  Zante owns and operates the Sands Regency Casino/Hotel (“Sands Regency”) in downtown Reno, Nevada.  Last Chance owns and operates the Gold Ranch Casino and RV Resort in Verdi, Nevada, and California Prospectors, Ltd.  (“California Prospectors”), a Nevada limited liability company, which operates a California lottery station.  Together, Last Chance and California Prospectors are presented as “Gold Ranch”.  Plantation owns and operates Rail City Casino (“Rail City”).  On September 1, 2005, the Company acquired, through Dayton Gaming, Inc., the assets of Dayton Depot and Red Hawk Sports Bar (“Dayton Depot Casino”) in Dayton, Nevada.  (See Note 6)

The accounting policies followed in the preparation of the financial information herein are the same as those summarized in the Company’s 2006 Annual Report on Form 10-K.  The condensed consolidated balance sheet at June 30, 2006 was derived from audited consolidated financial statements at that date.  The interim condensed consolidated financial information is unaudited and should be read in conjunction with the Company’s 2006 Form 10-K.  In the opinion of management, all adjustments and normally recurring accruals necessary to fairly present the financial condition of the Company as of September 30, 2006 and the results of its operations and its cash flows for the three months ended September 30, 2006 and 2005 have been included.  Interim results of operations are not necessarily indicative of the results of operations for the full year due to seasonality and other factors.

NOTE 2—EARNINGS PER SHARE

Earnings per share is calculated in accordance with SFAS No. 128—”Earnings per Share”.  SFAS 128 provides for the reporting of “basic”, or undiluted earnings per share, and “diluted” earnings per share.  Basic earnings per share is computed by dividing net income by the weighted average number of shares outstanding during the period.  Diluted earnings per share reflects the addition of potentially dilutive securities, which for the Company, consist of stock options, convertible debt and warrants.  Dilution is determined based upon the assumption that the options, the convertible debt, and the warrant are exercised or converted.  The weighted average number of shares outstanding for the calculation of diluted earnings per share includes the dilutive effect of the Company’s stock options, convertible debt and outstanding warrants unless the associated strike price(s) exceeds the average closing price in the period.

The following shares were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive:

	Three Months ended September 30,
	2006	2005
Stock options	—	35,000
Restricted shares	—	36,600
Convertible debt	—	—
Warrants	—	336,000
	—	407,600

The following is a reconciliation of the earnings (numerator) and number of shares (denominator) used in the basic and diluted earnings per share computations:

	Three Months ended September 30,
	2006	2005
	(in thousands except per share data)
Basic Earnings per Share Calculation
Net income	$1,068	$1,824
Weighted Average Shares Outstanding:
Common stock	7,140	6,996
Basic earnings per share:	$0.15	$0.26

Diluted Earnings per Share Calculation
Net income	$1,068	$1,824
Interest on convertible debt	5	—
Net income for diluted earnings	$1,073	$1,824
Weighted Average Shares Outstanding:
Common stock	7,140	6,996
Common stock equivalents	555	463
Diluted shares	7,695	7,459
Diluted earnings per shares	$0.14	$0.24

NOTE 3—BUSINESS SEGMENTS

In accordance with SFAS No. 131—“Business Segments and Related Information”, the Company reports business segment information based on geographic location.  The following is a breakdown of various data by location as of the respective years ended.  Dayton Depot Casino information includes one month of operations for the three months ended September 30, 2005.

	Three Months ended September 30,
	2006	2005
	(in thousands)
Net revenues
Rail City Casino	$6,205	$6,117
Sands Regency Casino/Hotel	9,908	9,550
Gold Ranch Casino and RV Resort	8,580	8,102
Dayton Depot Casino	1,175	363
Corporate	(4)	—

Consolidated net revenues	$25,864	$24,132

Income (loss) from operations
Rail City Casino	1,509	1,772
Sands Regency Casino/Hotel	1,514	1,545
Gold Ranch Casino and RV Resort	462	491
Dayton Depot Casino	(32)	92
Corporate	(1,063)	(715)

Consolidated income from operations	$2,390	$3,185

Depreciation and amortization
Rail City Casino	$535	$488
Sands Regency Casino/Hotel	933	876
Gold Ranch Casino and RV Resort	223	228
Dayton Depot Casino	234	51
Corporate	10	7

Consolidated depreciation and amortization	$1,935	$1,650

NOTE 4—RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158.  “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan—an amendment of FASB Statements No. 87, 88, 106 and 132(R)”.  SFAS No. 158 requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income.  This Statement also requires employers to measure the funded status of a plan as of the date of its year end and is effective for publicly traded companies as of the end of the fiscal year ending after December 31, 2006.  We do not expect the adoption of SFAS No. 158 to have a material effect on our consolidated financial statements as we do not currently have a defined benefit postretirement plan that meets the criteria specified under SFAS No. 158.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  We are currently evaluating the impact that the adoption of SFAS No. 157 will have on our consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), which adds Section N to Topic 1, “Financial Statements”.  Section N provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  To provide full disclosure, registrants electing not to restate prior periods should reflect the effects of initially applying the guidance in Topic 1N in their financial statements covering the first fiscal year ending after November 15, 2006.  We do not expect the adoption of SAB No. 108 to have a material effect on our consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006, and applies to all tax positions accounted for in accordance with SFAS No. 109.  We are currently evaluating the impact that the adoption of FIN 48 will have on our consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140”.  SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to irrevocably account for the whole instrument on a fair value basis.  SFAS No. 155 is effective for all financial instruments acquired or issued after December 31, 2006.  We do not expect the adoption of SFAS No. 155 to materially effect our consolidated financial statements, as we do not currently have any financial instruments that meet the criteria specified under SFAS No. 155.

NOTE 5—SHARE-BASED COMPENSATION

The Company has two stock option incentive plans: (1) the Second Amended and Restated Stock Option Plan (the “Second Restated Plan”) and (2) the 2004 Equity Incentive Plan (the “2004 Plan”).  The Second Restated Plan provides for the granting of incentive stock options, as well as non-qualified stock options to executives and key independent (non-employee) directors.  Generally, stock options granted to employees fully vest four years from the grant date and in one year for directors and have a term of ten years.

The 2004 Plan provides for the granting of incentive and non-qualified stock options as well as restricted stock to executives, key employees, consultants and independent directors.  During the beginning of fiscal year 2006, management instituted a stock bonus incentive plan under the 2004 plan.  Under the terms of the plan, certain employees could receive a percentage of their annual salary in restricted shares, dependent on results of certain operational measures.  On September 1, 2006, the Company issued 11,410 shares of restricted stock pursuant to the 2004 plan to certain employees which vest 25% annually, starting one year from the date of grant.  The fair values of share-based compensation for restrictive shares granted during the three months ended September 30, 2006 were based upon the market price on the date of grant.  The Company recognizes share-based compensation expense over the requisite service period of the individual grants and awards which are generally equal to the vesting period.

The Second Restated Plan

As of June 30, 2005, there have been no new options granted pursuant to this plan.  The fair values of stock-based compensation in vested awards at July 1, 2005 were estimated using a Black-Scholes option pricing model with the following assumptions:

	Three Months ended September 30,
	2006	2005
Expected stock price volatility	N/A	54%-120%
Risk-free interest rate	N/A	2.8%-6.3%
Expected option lives (years)	N/A	2.2-2.6
Expected dividends	N/A	0.0%

A summary of the Company’s Equity Incentive Plans is presented in the following table:

Name of Plan	Shares Authorized	Shares Available	Plan Expiration
Second Amended and Restated Stock Option Plan	1,100,000	6,114	8/14/2010
2004 Equity Incentive Plan	500,000	402,090	8/23/2014
		408,204

Incentive and non-qualified stock options

A summary of option activity under the Company incentive and non-qualified stock option plans as of September 30, 2006 and changes during the three months then ended is presented below:

Weighted-
Average
		Weighted-	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Term	Value (in
	Shares	Price	(Years)	thousands)
Outstanding at July 1, 2006	652,000	$3.51		$7,296
Granted	—
Exercised	—
Forfeited/cancelled	—
Outstanding at September 30, 2006	652,000	$3.51	4.7	$7,296
Exercisable at September 30, 2006	580,750	$3.02	4.3	$6,783

A summary of the status of the Company’s non-vested stock options under the Company incentive and non-qualified stock option plans as of September 30, 2006 and changes during the three months then ended is presented below:

Weighted-
		Average	Aggregate
		Grant-	Intrinsic
		Date Fair	Value (in
	Shares	Value	thousands)
Non-vested at July 1, 2006	71,250	$7.49	$513
Granted	—	—
Vested	—	—
Forfeited	—	—
Non-vested at September 30, 2006	71,250	$7.49	$513

At September 30, 2006, there was less than $0.1 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted pursuant to the Company incentive and non-qualified stock option plans.  The cost is expected to be recognized over a weighted-average period of 2.75 years.  For the three months ended September 30, 2006 and 2005, compensation expense of less than $0.1 million and $0.1 million, respectively, related to stock options issued and non-vested as of July 1, 2005 is included in general and administrative expenses.

Restricted shares

A summary of the Company’s outstanding restricted shares as of September 30, 2006, and changes during the three months then ended is presented below:

			Weighted-
			Average
		Weighted-	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Term	Value (in
	Shares	Price	(Years)	thousands)
Outstanding at July 1, 2006	51,500	$9.86		$747
Granted	11,410	14.68
Vested	(8,500)	10.00
Forfeited or expired	—	—
Outstanding at September 30, 2006	54,410	$10.85	2.2	$800

At September 30, 2006, there was $0.3 million of unrecognized compensation cost related to non-vested share-based compensation arrangements granted pursuant to the Company’s restricted stock option plan.  Compensation expense of less than $0.1 million and $0.1 million, related to the grant of restricted stocks is included in general and administrative expenses for the three months ended September 30, 2006 and 2005, respectively.  Compensation expense of $0.1 million and less than $0.1 million, related to the performance bonus incentive plan is included in general and administrative expenses for the three months ended September 30, 2006 and 2005, respectively.

NOTE 6—ACQUISITIONS

On September 1, 2005, the Company completed its acquisition of the assets of Dayton Depot and Red Hawk Sports Bar (“Dayton Depot Casino”) through its subsidiary, Dayton Gaming, Inc., a Nevada corporation, pursuant to an Asset Purchase Agreement dated February 28, 2005 (the “Agreement”).

The preliminary purchase price of $10.9 million (including acquisition costs and excluding cash acquired) was calculated based on EBITDA (earnings before interest, taxes, depreciation and amortization) for Dayton Depot for the twelve months preceding the closing date of acquisition as prescribed in the Agreement.  The purchase was funded with the payment of $10.3 million in cash and issuance of 69,438 shares of Company stock with a fair market value equal to $9.91 per share at the date of issuance.  The cash paid in connection with the transaction came primarily from an amended and restated credit facility (Note 8), which, in concert with the stock, funded the acquisition including net working capital.  The Company stock issued to the seller contains a two year trading restriction from the date of the acquisition.  The value of the stock issued in the transaction has been recorded at a 20% discount to market value to account for the impact of the trading restriction.

The acquisition has been accounted for as a purchase and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon estimated fair values at the date of acquisition.  As of June 30, 2006, the Company completed its valuing of these assets.

The following table summarizes the purchase price and the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

(in thousands)
Purchase Price:
Cash	$374
Proceeds from credit facility	10,050
Issuance of common stock	596
Costs of acquisition	231
$11,251
Assets Acquired and Liabilities Assumed:
Current assets	567
Property, plant and equipment	5,738
Goodwill and intangibles	4,958
Current liabilities	(12)
$11,251

The pro forma consolidated results of operations, as if the acquisition of Dayton Depot had occurred on July 1, 2005 are as follows (in thousands except per share data):

Three Months ended September 30, 2005
Net revenues	$25,045
Net income	$1,905
Basic net income per share	$0.27
Diluted net income per share	$0.26
Basic shares outstanding	$6,996
Diluted shares outstanding	7,459

NOTE 7—INTANGIBLES AND GOODWILL

Intangible Balances

	September 30, 2006			June 30, 2006
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Finite-lived intangible assets:
Customer list/relationships	$1,190	$1,004	$186	$1,190	$975	$215
Non-compete agreement	45	10	35	45	7	38
	1,235	1,014	221	1,235	982	253
Indefinite-lived intangible assets:
Grandfathered gaming license	7,205	—	7,205	7,205	—	7,205
Trademark/tradename	4,478	—	4,478	4,478	—	4,478
Other	95	—	95	95	—	95
	11,778	—	11,778	11,778	—	11,778
Total	$13,013	$1,014	$11,999	$13,013	$982	$12,031

Amortization of Intangibles

Customer lists are amortized over a seven year period, at an accelerated rate, and non-compete agreements are amortized over five years on a straight-line basis.  The expense associated with the amortization of intangibles was $32,000 and $80,000 for the three months ended September 30, 2006 and 2005, respectively.  The annual amortization expense is expected to be as follows:

(in thousands)	Fiscal Year	Amortization
	2007	$96
	2008	62
	2009	33
	2010	20
	2011	10

Goodwill Changes and Balances by Segment

(in thousands)	Rail City	Gold Ranch	Dayton Depot	Total
Balance, July 1, 2006	17,624	11,018	4,653	33,295
Changes	—	—	—	—
Balance, September 30, 2006	$17,624	$11,018	$4,653	$33,295

NOTE 8—LONG-TERM DEBT

In connection with the acquisition of Dayton Depot Casino on September 1, 2005, the Company executed an amended and restated syndicated financing arrangement (“Credit Agreement”) through Wells Fargo Bank.  The Credit Agreement provided for a 5-year $22 million term loan collateralized by substantially all property and equipment of Plantation Investments, Inc., Zante, Inc. and Dayton Gaming, Inc., and the furniture, fixtures and equipment of Last Chance, Inc. As the term loan is paid down, no additional borrowings may be taken on the loan.  The company’s current book value of the security interest on the loan is approximately $35 million.  The balance of the term loan was $17.7 million and $18.7 million at September 30, 2006 and June 30, 2006.  Terms of this note require that the principal outstanding be reduced to $14.9 million by June 30, 2007, to $10.5 million by June 30, 2008 and to $5.5 million by June 30, 2009.  The note matures on September 1, 2010 with any remaining principal and interest under the note becoming due and payable.  The note has a variable interest rate based on LIBOR and/or the U.  S.  Prime Index plus the applicable margin as defined in the agreement.  The interest rate at September 30, 2006 was LIBOR plus 2.25% or Prime plus 0.75% and at June 30, 2006 was LIBOR plus 2.25% or Prime plus 0.75%.  The weighted average interest rate was 7.34% at September 30, 2006 and 6.52% at June 30, 2006.

Also part of the Credit Agreement, the Company secured a Wells Fargo Bank syndicated, 5-year $25 million revolving credit facility with collateralization and terms which are substantially similar to the term loan.  The loan is also collateralized by substantially all property and equipment of Plantation Investments, Inc., Zante Inc., and Dayton Gaming Inc., as well as the furniture, fixtures and equipment of Last Chance, Inc. Terms of this note require that the variable interest rate based on LIBOR and/or U.  S.  Prime Index plus the applicable margin defined in the agreement.  The interest rate at September 30, 2006 was LIBOR plus 2.25% or Prime plus 0.75% and at June 30 2006, LIBOR plus 2.25% or Prime plus 0.75%.  The weighted average interest rate on the revolving credit facility at September 30, 2006 and June 30, 2006 was 8.19% and 7.24%, respectively.  As of September 30, 2006 and June 30, 2006, the unused amounts on the revolver credit facility were $12.4 million and $14.7 million, respectively.  This credit facility requires interest only payments and matures on September 1, 2010, with any unpaid interest or principal due and payable.

The bank term loan and revolving credit facility (Credit Agreement), which totals $30.3 million at September 30, 2006, requires the Company to be in compliance with certain financial and other covenants, restricts future encumbrances, and limits situations where a change in control in the Company may occur.  The financial covenants include the requirement for a maximum tolerable leverage ratio of 3.00:1.00 during this period.  This ratio is computed by the ratio of total debt to EBITDA (earnings before interest expense, taxes, depreciation and amortization) and certain other financial ratios must be maintained.  The Company believes that it is in compliance with all covenants and restrictions at September 30, 2006.

The Company currently has a convertible debt promissory note held by David R.  Belding, an investor.  The note, issued on March 25, 2004, has a security interest in furniture, fixtures and equipment of Last Chance, Inc., and was convertible into 246,012 shares of company common stock at a conversion price of $6.52 per share.  In October 2004 and December 2004, Mr.  Belding converted $1.1 million of the original $1.6 million convertible debt into 168,711 shares.  He currently has 77,301 shares still remaining with a balance on his debt of $0.5 million.  The note bears a fixed interest rate of 7.5%, an effective rate of 9.6% and requires no principal payment until maturity on March 25, 2007 at which time all principal and interest is due and payable unless extended at Mr.  Belding’s option for up to two additional years.  The amount outstanding is discounted by $57,635 at September 30, 2006 and $63,398 at June 30, 2006 which represents the unamortized value of a warrant issued to Mr.  Belding.  Additionally, $2,360 and $3,540 represent the unamortized value of the premium on the Belding note at September 30, 2006 and June 30, 2006, respectively.

The balances and types of debt for September 30, 2006 and June 30, 2006 are listed below:

	September 30, 2006	June 30, 2006
	(in thousands)
Wells Fargo Bank syndicated term loan	$17,738	$18,700
Wells Fargo Bank syndicated revolving credit facility	12,600	10,300
Convertible promissory note held by David R. Belding, an investor	444	437
Other	5	11
	30,787	29,448
Less current maturities	4,472	4,338
Long-term portion	$26,315	$25,110

NOTE 9—MERGER AGREEMENT

On May 16, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Herbst, Inc. (“Herbst”) and HGI-Casinos, Inc., a Nevada corporation and wholly-owned subsidiary of Herbst (“Merger Subsidiary”), pursuant to which, Merger Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Herbst.  Under the terms of the Merger Agreement each outstanding share of the Company’s common stock will be converted into the right to receive $15 in cash, without interest.  Each option to purchase the Company’s common stock that is outstanding and unexercised immediately prior to the effective time of the merger shall be cancelled in exchange for the right to receive from the surviving corporation a lump sum cash payment (without interest) equal to the product of (x) the excess (if any) of (A) $15 over (B) the exercise price per share of the Company’s common stock for such option and (y) the number of shares of the Company’s common stock underlying such option, less applicable withholding taxes.  Subject to the consent of the warrant holders, each warrant to purchase the Company’s common stock that is outstanding and unexercised immediately prior to the effective time of the merger shall be cancelled in exchange for the right to receive from the surviving corporation a lump sum cash payment (without interest) equal to the product of (x) the excess (if any) of (A) $15 over (B) the exercised price per share of the Company’s common stock for such warrant and (y) the number of shares of the Company’s common stock underlying such warrant, and, if applicable, less withholding taxes.

The completion of the merger is subject to several conditions, including the absence of any material adverse effect on the Company’s business and the receipt of gaming approvals.  However, no assurance can be given that all conditions to the consummation of the merger will be satisfied or that the merger will be consummated.

On August 28, 2006, our shareholders, met to approve the adjournment of the special shareholders meeting or if necessary, to solicit additional proxies if there were insufficient votes at the time of the special shareholders’ meeting set for September 1, 2006.  On September 1, 2006, our shareholders approved the proposed acquisition by

Herbst, at a special shareholders’ meeting.  Votes to approve the proposed acquisition represented approximately 76% of the Company’s outstanding shares.

The Sands Regent anticipates closing the acquisition, pending receipt of gaming approvals and other applicable conditions, by the first quarter of the calendar year 2007.